Exhibit 16.1

October 8, 2015

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:	VIROPRO, Inc.

Commission File Number: 333-06718

Commissioners:

We have read Item 4.01 of Form 8-K dated October 8, 2015, of VIROPRO, Inc. (the “Company”) and are in agreement with the statements contained therein insofar as they relate to our dismissal

/s/ LBB & ASSOCIATES LTD., LLP

LBB & ASSOCIATES LTD., LLP